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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and any amendments thereto, to be filed by Rotary Power International, Inc. of our Independent Auditor's Report dated March 20, 2002 accompanying the consolidated financial statements of Rotary Power International, Inc. for the years ended December 31, 2001 and 2000, which report is included in Rotary Power International Inc.'s 2001 Annual Report on Form 10-KSB.


/s/ Demetrius & Company, L.L.C.
Demetrius & Company, L.L.C.
Certified Public Accountants
Wayne, New Jersey
August 14, 2002